                                                                      EXHIBIT 11

                         CONCORDE CAREER COLLEGES, INC.

                       COMPUTATION OF PER SHARE EARNINGS

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996

               AND THE THREE MONTHS ENDED JUNE 30, 1997 AND 1996
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                                                         Primary EPS                        Fully Diluted EPS
                                                          Six Months                            Six Months
                                                         Ended June 30,                       Ended June 30,
                                                  ---------------------------           ----------------------------
                                                     1997            1996                  1997             1996
                                                     ----            ----                  ----             ----
Weighted Average Shares Outstanding...........    6,982,000         6,958,000             6,982,000        6,958,000
Options.......................................      905,000           754,000               932,000          803,000
Debt/Non Detachable Warrants..................    1,777,000                               1,777,000
Class B Preferred Stock.......................                                              762,000
                                                  ---------         ---------             ----------       ---------
                                                  9,664,000         7,712,000            10,453,000        7,761,000
                                                  ---------         ---------            ----------        ---------

Net Income (Loss).............................   $  396,000        $  123,000           $   396,000       $  123,000
Class A Preferred Dividends...................      (28,000)         (119,000)              (28,000)        (119,000)
Class B Preferred Dividends-Imputed...........      (40,000)
Interest on Convertible Debt, Net of Tax......       37,000                                  37,000
                                                  ---------       -----------            ----------        ---------
                                                 $  365,000        $    4,000           $   405,000       $    4,000
                                                  ---------         ---------            ----------        ---------
                                                 $     0.04        $     0.00           $      0.04       $     0.00
                                                  =========         =========            ==========       ==========


                                                        Three Months                            Three Months
                                                       Ended June 30,                          Ended June 30,
                                                  ---------------------------           ----------------------------
                                                     1997             1996                 1997              1996
                                                  ---------           ----                 ----              ----
Weighted Average Shares Outstanding...........    6,997,000         6,958,000             6,997,000        6,958,000
Options.......................................                        794,000                                803,000
Debt/Non Detachable Warrants..................
Class B Preferred Stock.......................    ---------         ---------             ---------        ---------
                                                  6,997,000         7,752,000             6,997,000        7,761,000
                                                  ---------         ---------             ---------        ---------

Net Income (Loss).............................   $ (109,000)       $ (425,000)          $  (109,000)      $ (425,000)
Class A Preferred Dividends...................                        (59,000)                               (59,000)
Class B Preferred Dividends-Imputed...........      (31,000)                                (31,000)
Interest on Convertible Debt, Net of Tax......    ---------         ---------            ----------        ---------
                                                 $ (140,000)       $ (484,000)          $  (140,000)      $ (484,000)
                                                  ---------         ---------            ----------        ---------

                                                 $    (0.02)       $    (0.06)          $     (0.02)      $    (0.06)
                                                 ==========        ==========           ===========       ==========
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